SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials



                    SELIGMAN NEW TECHNOLOGIES FUND II, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
                                 100 PARK AVENUE
                               NEW YORK, NY 10017

             VOTE YOUR PROXY TODAY IN FAVOR OF LIQUIDATING THE FUND


October 4, 2007


Dear Stockholder:

As a Stockholder of Seligman New Technologies Fund II, Inc. (the "Fund"), you are being asked to vote on two proposals that will be considered at an adjourned Special Meeting of Stockholders to be held on October 30, 2007 at 11 a.m., Eastern Time.

         Proposal 1:  Liquidate and dissolve the Fund

         Proposal 2:  Eliminate the Fund's  fundamental  investment policy of making quarterly repurchase offers for its common stock

As of October 3, 2007, the Fund has received proxies representing 27.6% of outstanding shares, with approximately 23% of outstanding shares voting in favor of the proposals. In order for the Fund to liquidate, more than 50% of the outstanding shares must approve Proposal 1.

We need your help to commence liquidation of the Fund. If the Fund does not receive enough votes to approve the proposals, the Fund would need to consider other options, including continuing the Fund in its current form or seeking approval of Stockholders of the same proposals next year. For those Stockholders who acquired their shares in the Fund's initial public offering, such a delay would effectively preclude any possibility of Stockholders recognizing entire capital losses for federal income tax purposes on their shares in 2007.

If you have not already done so, please return your voting instruction form and vote in support of your Board of Directors' recommendations on Proposal 1 and Proposal 2, which are described in greater detail in the Proxy Statement previously sent to you. (Proposal 2 will not be implemented if Proposal 1 is not approved.) Each vote is important, no matter how many shares you own.

If you have any questions or need additional information, please contact Georgeson Inc., the Fund's proxy solicitors, at 17 State Street, New York, New York 10004, or by telephone at 1-888-605-7582.

Thank you for your support of these proposals.

Regards,



Brian T. Zino
President

For your convenience, please utilize one of the easy methods below to register your vote:

1. BY INTERNET:             Visit the  Internet  website  at  www.proxyvote.com.
                            Enter the CONTROL NUMBER shown on your voting instruction form and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m., New York City time, on October 29, 2007.

2. BY TOUCH-TONE  PHONE:    Dial  the  toll-free  number  found  on your  voting
                            instruction form and follow the simple instructions.
                            This method is available  until 11:59 p.m., New York
                            City time, on October 29, 2007.

3. MAIL: Simply return your executed proxy in the enclosed postage paid envelope.